EXHIBIT 10.1

SECURITIES EXCHANGE AGREEMENT

This Securities Exchange Agreement (this “Agreement”) is entered into as of June 3, 2026 (the “Effective Date”), by and between VisionWave Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, with its principal place of business at 300 Delaware Ave, Suite 210#301, Wilmington, Delaware 19801, USA (“VisionWave”) and Foresight Autonomous Holdings Ltd., a company organized and existing under the laws of the State of Israel, with its principal place of business at 7 Golda Meir St., Nes Ziona, Israel (“Foresight”).

VisionWave and Foresight are collectively referred to herein as the “Parties” and individually as a “Party.”

Unless otherwise expressly defined herein or the context otherwise requires, the capitalized terms used in this Agreement shall have the meanings set forth in the Appendix hereto.

RECITALS

WHEREAS, VisionWave is a publicly traded company with its common stock listed on the Nasdaq Stock Market under the ticker symbol “VWAV” and is engaged in, among other things, RF-focused defense and military technology initiatives;

WHEREAS, Foresight is a publicly traded company, with ordinary shares, no par value per share (the “Ordinary Shares”) traded on the Tel Aviv Stock Exchange (the “TASE”) and with American Depositary Shares, each representing 90 Ordinary Shares (the “ADSs”), listed on the Nasdaq Stock Market under the ticker symbol “FRSX”, and is engaged in the development and commercialization of advanced proprietary three-dimensional (3D) perception and cellular-based accident-prevention solutions;

WHEREAS, the Parties entered into a non-binding Letter of Intent dated April 19, 2026 (the “LOI”), which summarized the principal terms of a proposed strategic transaction, including staged equity exchanges, board representation rights, technology integration and the establishment of Foresight as the core operating platform for VisionWave’s RF-focused camera perception systems for commercial, defense and military technology initiatives (the “Perception Platform”);

WHEREAS, consistent with the LOI, the Parties now wish to execute a binding agreement to implement the staged exchange and related strategic collaboration;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	EXCHANGE

1.1.	Transaction Structure

The transactions contemplated by this Agreement (the “Transaction”) shall be implemented in two sequential stages (each, a “Stage”), provided that the second Stage is subject to the achievement of the Milestone (as defined below). Both Stages are subject to the satisfaction (or waiver) of the applicable conditions set forth herein.

Upon completion of both Stages, VisionWave shall beneficially own 52% of Foresight’s issued and outstanding Ordinary Shares as of the date of the Stage 1 Closing, and Foresight shall own shares of VisionWave Common Stock having an aggregate value of USD $17,500,000 (subject to the Value Protection Mechanism as defined in Section 1.6).

1.2.	Business Collaboration

By entering into Transaction the Parties intend to leverage the synergies between their respective business proposals and technologies by integrating Foresight’s high-resolution visible light/infra-red and neuromorphic event-based sensor suite delivering ultra-low-latency detection in fast, dynamic, or low-light conditions for tactical and autonomous use cases into VisionWave’s multi-layered defense, homeland security and for next-generation defense and commercial autonomous products, including unmanned aerial vehicles, Unmanned Ground Vehicle, fully autonomous interceptor drones and integrated detect-track-defeat systems and other related solutions.

The Parties will work diligently to establish a detailed technological road map and scope of work for a full integration of the Perception Platform into the existing and future VisionWave’s projects and customers.

1.3.	Stages of the Exchange

1.3.1.	Stage 1: Initial Exchange. Subject to the terms and conditions hereof, at the Stage 1 Closing (as defined below), (i) Foresight shall issue to VisionWave, and VisionWave shall accept, newly issued Ordinary Shares of Foresight (the “Foresight Ordinary Shares”) representing 46% of Foresight’s issued and outstanding share capital as of the Stage 1 Closing Date (the “Stage 1 Foresight Shares”), which percentage includes the additional 1% attributable to Foresight’s portion of the Finder Fee pursuant to Section 1.9, and (ii) in exchange therefor, VisionWave shall issue to Foresight, and Foresight shall accept, shares of Common Stock of VisionWave (the “VisionWave Common Stock”) having an aggregate value equal to 88.4615% of USD $17,500,000 (USD $15,480,769), in an amount calculated based on the VWAV Average Price (as defined below) (the “Stage 1 VisionWave Shares”).

1.3.2.	Stage 2: Milestone Exchange. Within five (5) Business Days (as defined below) after the achievement of the Milestone as certified in accordance with Section 1.5.2, and subject to the terms and conditions hereof, at the Stage 2 Closing, (i) Foresight shall issue to VisionWave additional Foresight Ordinary Shares representing 6% of Foresight’s issued and outstanding share capital as of the Stage 1 Closing Date (the “Stage 2 Foresight Shares”), and (ii) in exchange therefor, VisionWave shall issue to Foresight additional VisionWave Common Stock having an aggregate value equal to 11.5385% of USD $17,500,000 (USD $2,019,231), in an amount calculated based on the VWAV Average Price (the “Stage 2 VisionWave Shares”).

1.3.3.	Closings; Defined Share Terms. The closing of the transactions contemplated by Section 1.3.1 is referred to herein as the “Stage 1 Closing” and the closing of the transactions contemplated by Section 1.3.2 is referred to herein as the “Stage 2 Closing.” Each of the Stage 1 Closing and the Stage 2 Closing is referred to herein individually as a “Closing,” and the date on which any Closing occurs is referred to herein as the applicable “Closing Date”. The Stage 1 Foresight Shares and the Stage 2 Foresight Shares are referred to herein collectively as the “Foresight Shares”, and the Stage 1 VisionWave Shares and the Stage 2 VisionWave Shares are referred to herein collectively as the “VisionWave Shares”.

1.4.	Valuation and Calculation of Shares

1.4.1.	The number of VisionWave Shares to be issued in each Stage shall be calculated by dividing the applicable dollar amount (as set forth in Section 1.3) by the VWAV Average Price. “VWAV Average Price” means the volume-weighted average price of VisionWave Common Stock as reported on the Nasdaq Stock Market over the five (5) consecutive trading days immediately preceding the applicable Closing Date (or, if such date is not a trading day, the immediately preceding trading day).

1.4.2.	The Parties shall confirm in writing the exact number of Foresight Shares and VisionWave Shares to be issued in each Stage no later than five (5) Business Days prior to the applicable Closing.

1.4.3.	All shares issued hereunder shall be validly issued, duly authorized, fully paid, and non-assessable, free and clear of all Liens (other than restrictions imposed by applicable securities laws), and issued in compliance with applicable securities laws.

1.5.	Milestone

1.5.1.	The “Milestone” means the commencement of a pilot project in the commercial, defense and/or security sector with a commercial client (i.e., governmental, military, homeland security or equivalent defense-related end customer), utilizing the integrated Perception Platform capabilities, as evidenced by a binding agreement with such customer and the execution of project activities.

1.5.2.	Achievement of the Milestone shall be certified in writing by the boards of directors of both Parties (or a joint committee established therefore) within ten (10) Business Days of completion. If a dispute arises regarding Milestone achievement, it shall be resolved pursuant to Section 10.1.

1.6.	Value Protection Mechanism

1.6.1.	To preserve a portion of the agreed economic value of the VisionWave Shares to be issued to Foresight in each Stage, VisionWave shall, from time to time, during the period commencing on the applicable Closing Date and expiring on the date that is two (2) years thereafter (the “Protection Period”), and without any additional consideration from Foresight, issue additional shares of VisionWave Common Stock to Foresight (or, if mutually agreed by the Parties and subject to compliance with applicable Law and Nasdaq rules, pre-funded warrants in lieu thereof) (such additional shares or warrants, the “Make-Whole Shares”) following Foresight’s complete sale of all VisionWave Shares (and any previously issued Make-Whole Shares) issued in respect of the applicable Stage, such that Foresight shall be entitled to receive aggregate gross proceeds from sales of all such shares equal to (i) 10,062,500 (representing 65% of USD $15,480,769) with respect to the Stage 1 VisionWave Shares and any Make-Whole Shares issued in respect thereof pursuant to this Section 1.6 (the “Stage 1 Protected Amount”), and (ii) solely if the Milestone is achieved and the Stage 2 VisionWave Shares are issued, $1,312,500 (representing 65% of USD $2,019,231) with respect to the Stage 2 VisionWave Shares and any Make-Whole Shares issued in respect thereof pursuant to this Section 1.6 (the “Stage 2 Protected Amount”; each of the Stage 1 Protected Amount and Stage 2 Protected Amount - a “Protected Amount”; the value protection mechanism set forth in this Section 1.6 – the “Value Protection Mechanism”). For purposes of this Section 1.6, “gross proceeds” means all cash proceeds actually received by Foresight from sales of VisionWave Shares or Make-Whole Shares, calculated before deduction of any brokerage commissions, fees, transfer taxes, or other costs of sale. VisionWave’s obligation under this Section 1.6 shall continue, and VisionWave shall issue additional Make-Whole Shares from time to time in accordance with the procedures set forth in this Section 1.6, for so long as the aggregate gross proceeds actually received by Foresight from sales of all VisionWave Shares and Make-Whole Shares issued in respect of the applicable Stage remain less than the applicable Protected Amount. For the avoidance of doubt, Make-Whole Shares issued pursuant to this Section 1.6 shall themselves be subject to the Value Protection Mechanism set forth herein, such that if Foresight sells all Make-Whole Shares previously issued and the aggregate gross proceeds from all sales (including both the original VisionWave Shares and all Make-Whole Shares) remain below the applicable Protected Amount, VisionWave shall issue additional Make-Whole Shares in accordance with the procedures set forth in this Section 1.6, and such iterative process shall continue until the applicable Protected Amount is achieved or this Section 1.6 terminates in accordance with Section 1.6.6. The Value Protection Mechanism set forth herein shall apply separately to Stage 1 and Stage 2, and satisfaction of the Stage 1 Protected Amount shall not reduce or otherwise affect VisionWave’s obligation, if the Milestone is achieved and Stage 2 occurs, to ensure receipt by Foresight of the entire Stage 2 Protected Amount, in each case subject to the applicable Protection Period.

1.6.2.	Proactive Approvals Obligation. VisionWave shall act diligently and proactively, and shall use its commercially reasonable efforts, to obtain and maintain in effect at all times during the period in which the Value Protection Mechanism set forth in this Section 1.6 remains operative, all necessary corporate authorizations, stockholder approvals (if required under applicable Law or Nasdaq rules), Nasdaq approvals or exemptions, and any other regulatory approvals or consents required or advisable to permit the prompt issuance and delivery of Make-Whole Shares to Foresight from time to time without delay. Without limiting the generality of the foregoing, VisionWave shall (i) maintain at all times a sufficient number of authorized but unissued shares of VisionWave Common Stock reserved for issuance as Make-Whole Shares (taking into account reasonably anticipated obligations under this Section 1.6), (ii) if required under Nasdaq rules or applicable Law, convene a meeting of VisionWave’s stockholders and obtain stockholder approval for the issuance of Make-Whole Shares hereunder within ninety (90) days following the Effective Date (or, if later, within ninety (90) days following a determination by VisionWave’s counsel or Nasdaq that such approval is required), (iii) file any required listing application or supplemental listing application with Nasdaq for the listing of Make-Whole Shares promptly (and in any event within fifteen (15) Business Days) following each issuance of Make-Whole Shares, and (iv) promptly (and in any event within five (5) Business Days) notify Foresight in writing of any limitation, restriction or impediment to VisionWave’s ability to issue Make-Whole Shares and cooperate in good faith with Foresight to resolve or mitigate such limitation. For the avoidance of doubt, VisionWave’s obligations with respect to the registration for resale of Make-Whole Shares shall be governed by Section 5.4.

1.6.3.	Calculation and Issuance Procedures. Within ten (10) Business Days following Foresight’s complete sale of all VisionWave Shares (or, if applicable, all Make-Whole Shares previously issued) in respect of the applicable Stage, Foresight shall provide VisionWave with written notice (a “Make-Whole Notice”) setting forth in reasonable detail

(i) the aggregate number of VisionWave Shares and Make-Whole Shares (if any) sold by Foresight, (ii) the dates of sale, (iii) the aggregate gross proceeds received by Foresight from all such sales (calculated in accordance with Section Error! Reference source not found.), and (iv) the shortfall, if any, between the gross proceeds received to date (including from all prior sales of VisionWave Shares and Make-Whole Shares in respect of the applicable Stage) and the applicable Protected Amount (the “Shortfall Amount”). The Make-Whole Notice shall be accompanied by supporting documentation as provided in Section 0. VisionWave shall, within ten (10) Business Days following receipt of a Make-Whole Notice, (a) conduct or complete any audit pursuant to Section 0, if VisionWave elects to do so, and (b) deliver to Foresight a written statement either (x) confirming the Shortfall Amount and the number of Make-Whole Shares to be issued to Foresight to remedy such Shortfall Amount, or (y) disputing the Shortfall Amount and setting forth VisionWave’s calculation in reasonable detail, together with supporting documentation.

The number of Make-Whole Shares to be issued shall be calculated by dividing the Shortfall Amount by the average closing price of VisionWave Common Stock on Nasdaq for the twenty (20) consecutive trading days immediately preceding the date of Foresight’s Make-Whole Notice. If VisionWave does not dispute the Shortfall Amount, or if the Parties agree on the Shortfall Amount following VisionWave’s dispute, VisionWave shall issue and deliver the applicable Make-Whole Shares to Foresight within ten (10) Business Days following the later of (i) VisionWave’s confirmation of the Shortfall Amount, or (ii) resolution of any dispute regarding the Shortfall Amount, in each case subject to receipt of any required third-party approvals and compliance with applicable securities laws and Nasdaq rules; provided, however, that if any required approval or consent has not been obtained due to VisionWave’s failure to comply with its obligations under Section 1.6.2, VisionWave shall nonetheless be obligated to issue such Make-Whole Shares promptly upon obtaining such approval or consent, and any delay attributable to VisionWave’s failure to act diligently shall be deemed a breach of this Agreement.

For the avoidance of doubt, upon the issuance of Make-Whole Shares pursuant to this Section 1.6.3, Foresight may sell such Make-Whole Shares (subject to registration pursuant to Section 5.4 or compliance with applicable exemptions). If, after such sale, the aggregate gross proceeds received by Foresight from all sales of VisionWave Shares and Make-Whole Shares in respect of the applicable Stage remain below the applicable Protected Amount, Foresight may deliver a subsequent Make-Whole Notice, provided that no such Make-Whole Notice may be delivered after the expiration of the applicable Protection Period, and the procedures set forth in this Section 1.6 shall apply iteratively until the applicable Protected Amount is achieved or this Section 1.6 terminates in accordance with Section 1.6.6.

1.6.4.	Penalty for Non-Compliance. If VisionWave fails to issue and deliver any Make-Whole Shares within the time period required under Section 1.6.3 (other than solely as a result of Foresight’s failure to timely provide the Make-Whole Notice and supporting documentation required hereunder), then, in addition to and not in lieu of any other rights or remedies available to Foresight under this Agreement, at law or in equity, VisionWave shall pay to Foresight liquidated damages in cash in an amount equal to one and one-half percent (1.5%) of the Shortfall Amount for each thirty (30)-day period (or pro rata for any portion thereof) commencing on the first day after such required issuance date and continuing until the applicable Make-Whole Shares are issued and delivered in full. The Parties acknowledge and agree that the actual damages likely to result from such delay would be difficult to ascertain with precision, that the foregoing liquidated damages constitute a reasonable pre-estimate of such damages and are not a penalty, and that payment of such liquidated damages shall not relieve VisionWave of its obligation to issue and deliver the applicable Make-Whole Shares. Foresight shall also be entitled to seek specific performance, injunctive relief and recovery of its reasonable documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred in enforcing VisionWave’s obligations under Section 1.6.

1.6.5.	Reporting and Audit Rights. Foresight shall maintain complete and accurate records of all sales of VisionWave Shares and Make-Whole Shares, including trade confirmations, settlement statements, brokerage statements, and wire transfer receipts evidencing gross proceeds received. Each Make-Whole Notice shall be accompanied by copies of such supporting documentation reasonably sufficient to verify the information set forth in the Make-Whole Notice, including a certification by Foresight’s Chief Financial Officer or other authorized officer that the information provided is true, complete, and accurate in all material respects.

VisionWave shall have the right, upon written notice to Foresight delivered within ten (10) Business Days following receipt of a Make-Whole Notice, to review, inspect, and audit such records and supporting documentation, either through VisionWave’s internal personnel or through an independent certified public accountant of international standing reasonably acceptable to Foresight, during normal business hours and in a manner that does not unreasonably disrupt Foresight’s business operations. Any such audit shall be completed within the aforesaid ten (10) Business Day period, and VisionWave’s failure to complete such audit or deliver a dispute notice within such period shall be deemed VisionWave’s acceptance of the Shortfall Amount as calculated by Foresight.

In the event that any such audit reveals that the gross proceeds reported by Foresight were overstated by more than three percent (3%), Foresight shall promptly reimburse VisionWave for the reasonable costs and expenses of such audit, and the Parties shall promptly reconcile the Shortfall Amount. If applicable, Foresight shall return to VisionWave the value of any excess Make-Whole Shares issued as a result of such overstatement. If such audit reveals that gross proceeds were understated, VisionWave shall promptly issue additional Make-Whole Shares to remedy the actual Shortfall Amount and shall reimburse Foresight for its reasonable costs incurred in connection with facilitating such audit.

1.6.6.	Limitation and Termination. The Value Protection Mechanism set forth in this Section 1.6 shall terminate and be of no further force or effect with respect to the applicable Stage upon the earlier of: (i) Foresight’s receipt of aggregate gross proceeds equal to or exceeding the applicable Protected Amount (as confirmed in accordance with Section 1.6.3); and (ii) the expiration of the applicable Protection Period.

1.7.	Management Equity Grants

Upon Stage 1 Closing and as additional consideration, certain members of Foresight’s management shall receive grants of VisionWave Common Stock under VisionWave’s equity incentive plan with an aggregate value of USD $3,000,000 (based on the VWAV Average Price as of the grant date), as further specified in Schedule 1.7, subject to consulting agreements, vesting schedules corresponding to the achievement of the Milestone, performance milestones tied to the Perception Platform, transfer restrictions, clawback provisions (e.g., for cause termination), and other customary terms to be set forth in separate award agreements (the “Award Agreements”) in the form attached hereto as Exhibit A hereto.

1.8.	Use of Proceeds

Foresight shall use no less than 50% of all cash proceeds actually received by Foresight from sales of VisionWave Shares or Make-Whole Shares primarily for the development, commercialization, and operation of the Perception Platform, as detailed in Section 5.8 below.

1.9.	Finder’s Fee

1.9.1.	In consideration of services rendered in connection with the Transaction, the Parties acknowledge and agree that certain finders or advisors (collectively, the “Finders”), as identified on Schedule 1.9 hereto, shall be entitled to receive a finder’s fee equal to two percent (2%) of the aggregate equity consideration payable to Foresight in connection with the Transaction. VisionWave shall bear and pay the full finder’s fee directly to Finders, including both the one percent (1%) portion attributable to Foresight and the one percent (1%) portion attributable to VisionWave, by any means or form of consideration elected by VisionWave and agreed on the Funders, subject to applicable Law.

1.9.2.	Foresight shall have no obligation or responsibility whatsoever with respect to any agreement, arrangement, negotiation, payment, issuance, transfer, withholding, reporting, administration or other matter relating to the Finders or the finder’s fee, and VisionWave shall be solely responsible therefor.

2.	CLOSING

2.1.	Stage 1 Closing. On the basis of the representations, warranties and covenants contained herein, and subject to the terms and conditions hereof, the Stage 1 Closing shall take place remotely by exchange of documents and signatures, 45 days from the Effective date , or at such other time and place as the Parties shall mutually agree in writing, but in any event no later than 120 days from the Effective date.

2.2.	Transactions at Stage 1 Closing. At the Stage 1 Closing, the following shall occur:

2.2.1.	VisionWave shall make the following deliveries:

2.2.1.1.	to Foresight, a true and correct copy of the resolution of VisionWave’s board of directors, approving (i) the entering into, execution, delivery, and performance of this Agreement, including any exhibits, schedules, and ancillary documents hereto and approving the Transaction, and (ii) the issuance of the VisionWave Shares and Make-Whole Shares to Foresight;

2.2.1.2.	To Foresight, to the extent required, a true and correct copy of the resolution of VisionWave’s shareholders, (i) approving the entering into, execution, delivery, and performance of this Agreement, including any exhibits, schedules, and ancillary documents hereto and approving the Transaction, and (ii) the issuance of the VisionWave Shares and Make-Whole Shares to Foresight;

2.2.1.3.	a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to issue and deliver on an expedited basis the Stage 1 VisionWave Shares as restricted securities, registered in the name of Foresight, in book-entry form on the records of the Transfer Agent (or, at VisionWave’s election, in certificated form bearing an appropriate restrictive legend);

2.2.1.4.	to Foresight, evidence of completion of the required actions and each of the consents required to be obtained from third parties to allow the completion of the Transaction that are identified on Schedule 4.6 (the “Required Approvals”);

2.2.1.5.	to Foresight management members, duly executed counterparts to the relevant Award Agreements; and

2.2.1.6.	to Foresight, such other documents duly executed by VisionWave as necessary for the consummation of the Transaction (the “Other VisionWave Documents”).

2.2.2.	Foresight shall make the following deliveries to VisionWave:

2.2.2.1.	A true and correct copy of the resolution of Foresight’s board of directors, approving (i) the entering into, execution, delivery, and performance of this Agreement, including any exhibits, schedules, and ancillary documents hereto, and approving the Transaction, and (ii) the issuance of the Foresight Shares to VisionWave;

2.2.2.2.	A true and correct copy of the resolution of Foresight’s shareholders, (i) approving the entering into, execution, delivery, and performance of this Agreement, including any exhibits, schedules, and ancillary documents hereto, and approving the Transaction, and (ii) the issuance of Foresight Shares to VisionWave, including in accordance with Section 328 of the Israeli Companies Law (the “Foresight Shareholders Approval”);

2.2.2.3.	Confirmation from Nasdaq that the Stage 1 Closing complies with all application Nasdaq rules;

2.2.2.4.	to Foresight registration company, all the documents and information needed in order to deposit the Stage 1 Foresight Shares in VisionWave account (which details shall be provided by VisionWave to Foresigth no later than three (3) days prior to the date of such deposit), so that the registration company shall register such deposit; and

2.2.2.5.	such other documents duly executed by Foresight as necessary for the consummation of the Transaction (the “Other Foresight Documents”).

2.3.	Transactions at Stage 2 Closing. At the Stage 2 Closing, the following shall occur:

2.3.1.1.	VisionWave shall deliver Foresight a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to issue and deliver on an expedited basis the Stage 2 VisionWave Shares as restricted securities, registered in the name of Foresight, in book-entry form on the records of the Transfer Agent (or, at VisionWave’s election, in certificated form bearing an appropriate restrictive legend);

2.3.1.2.	Foresight shall deliver to its registration company all the documents and information needed in order to deposit the Stage 2 Foresight Shares in VisionWave account (which details shall be provided by VisionWave to Foresigth no later than three (3) days prior to the date of such deposit), so that the registration company shall register such deposit.

3.	REPRESENTATIONS AND WARRANTIES OF FORESIGHT

Foresight hereby represents and warrants to VisionWave, as of the Effective Date and as of each Closing Date (as though made on and as of such Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case as of such earlier date), that, except as set forth in the Foresight Disclosure Schedules delivered by Foresight to VisionWave herewith or as disclosed in the Foresight SEC Documents filed with the SEC prior to the Effective Date (excluding any disclosures set forth in any “risk factors” section or any forward-looking statements):

3.1.	Organization and Qualification. Foresight is a company duly organized, validly existing, and in good standing under the laws of the State of Israel, with full corporate power and authority to own, lease, use, and operate its properties and assets and to conduct its business as currently conducted. Foresight is duly qualified to do business and is in good standing as a foreign entity in every jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased, or used by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Foresight Disclosure Schedule 3.1 sets forth a true and complete list of all Subsidiaries of Foresight, including for each such Subsidiary: (i) its jurisdiction of organization or incorporation; (ii) its authorized and outstanding share capital or other equity interests; and (iii) the ownership thereof. No Subsidiary of Foresight is in violation of any term of its articles of association, certificate of incorporation, bylaws, or other organizational documents.

3.2.	Authorization; Enforcement; Validity. Foresight has full corporate power and authority to execute and deliver this Agreement, and each of the other Transaction Documents to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the Transaction. The execution, delivery, and performance of this Agreement and the other Transaction Documents by Foresight, and the consummation by Foresight of the Transaction, have been duly and validly authorized by Foresight’s board of directors or will be duly and validly authorized prior to the Closing by Foresight Shareholders Approval. Subject to Foresight Shareholders Approval, no other corporate proceedings on the part of Foresight are necessary to authorize this Agreement, the other Transaction Documents, or the consummation of the Transaction. This Agreement has been duly executed and delivered by Foresight and, assuming due execution and delivery by VisionWave, constitutes a legal, valid, and binding obligation of Foresight, enforceable against Foresight in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.3.	Capitalization. As of the Effective Date, the authorized share capital of Foresight consists of 1,000,000,000 Ordinary Shares, no par value, of which 268,228,119 Ordinary Shares are issued and outstanding and 65,535,784 Ordinary Shares are reserved for issuance pursuant to Foresight’s equity incentive plans and pursuant to warrants issued to investors, and no Ordinary Shares are held in treasury. Foresight Disclosure Schedule 3.3 sets forth a true and complete list, as of the Effective Date, of: (a) the number of authorized shares of each class of share capital of Foresight and each of its Subsidiaries; (b) the number of issued and outstanding shares of each class of share capital and other securities of Foresight and each of its Subsidiaries; and (c) the number of shares of each class of share capital of Foresight and each of its Subsidiaries held in treasury. All of the outstanding shares of Foresight and each of its Subsidiaries have been duly authorized, validly issued, fully paid, and non-assessable, and all shares issuable by Foresight pursuant to equity awards, warrants or other existing commitments have been duly reserved for issuance. Except as set forth on Foresight Disclosure Schedule 3.3: (i) no shares of Foresight or any of its Subsidiaries are subject to preemptive rights or any other similar rights or any Liens created, suffered, or permitted by Foresight or any of its Subsidiaries; (ii) there are no outstanding Options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, exchangeable for, or exercisable for, any shares of Foresight or any of its Subsidiaries, or contracts, commitments, understandings, or arrangements by which Foresight or any of its Subsidiaries is or may become bound to issue additional shares or Options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, exchangeable for, or exercisable for, any shares of Foresight or any of its Subsidiaries; (iii) to the Knowledge of Foresight, there are no voting trusts, proxies, or other agreements, commitments, or understandings of any character with respect to the voting of any shares of Foresight or any of its Subsidiaries, and there are no agreements or arrangements under which Foresight or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act or any applicable Israeli securities laws (except pursuant to the registration rights contemplated herein); (iv) there are no outstanding securities or instruments of Foresight or any of its Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings, or arrangements by which Foresight or any of its Subsidiaries is or may become bound to redeem a security of Foresight or any of its Subsidiaries; (v) neither Foresight nor any of its Subsidiaries has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (vi) to the Knowledge of Foresight, no officer or director of Foresight or any of its Subsidiaries or beneficial owner of any outstanding shares of Foresight or any of its Subsidiaries has pledged such shares in connection with a margin account or other loan secured by such shares. Foresight has furnished to VisionWave true and complete copies of: (X) Foresight’s articles of association, as amended and in effect; and (Y) the equivalent organizational documents of each Subsidiary, as amended and in effect.

3.4.	Issuance of Securities. The Foresight Shares to be issued pursuant to this Agreement will be duly authorized on or prior to the applicable Closing and, when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid, and non-assessable, free and clear of all Liens (other than restrictions on transfer imposed by applicable securities laws), and will rank pari passu with all other outstanding Ordinary Shares. The issuance of the Foresight Shares will not be subject to any preemptive rights, rights of first refusal, or similar rights that have not been duly waived. The issuance and delivery of the Foresight Shares will comply in all material respects with all applicable federal and state securities laws, including the Securities Act (relying on the exemption provided by Regulation D thereunder or another applicable exemption, the Israeli Securities Law, 5728-1968, and the rules of the Nasdaq Stock Market. Assuming the accuracy of VisionWave’s investment representations, the Foresight Shares will be issued as “restricted securities” within the meaning of Rule 144 under the Securities Act.

3.5.	No Conflicts. The execution, delivery, and performance by Foresight of this Agreement and the other Transaction Documents, the issuance and delivery of the Foresight Shares, and the consummation of the Transaction do not and will not: (i) conflict with or violate any provision of Foresight’s articles of association or the equivalent organizational documents of any Subsidiary; (ii) conflict with, violate, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the acceleration of or give any Person the right to accelerate the maturity or performance of, or result in the creation of any Lien upon any of the properties or assets of Foresight or any Subsidiary under, any Material Contracts to which Foresight or any Subsidiary is a party or by which any of their respective properties or assets are bound; or (iii) subject to obtaining the consents referred to in Section 3.6, contravene, conflict with, or violate any applicable Law or any judgment, order, decree, or Permit to which Foresight or any Subsidiary is subject or by which any of their respective properties or assets are bound.

3.6.	Consents. Except as set forth on Foresight Disclosure Schedule 3.6, no consent, approval, order, authorization, registration, qualification, designation, declaration, or filing with any Governmental Entity or any third party is required on the part of Foresight or any Subsidiary in connection with the execution, delivery, and performance of this Agreement and the other Transaction Documents or the consummation of the Transaction, other than: (i) filings required under the Securities Act, the Exchange Act, or applicable blue sky laws; (ii) approvals required under Nasdaq or TASE listing rules or the Israeli Companies Law, including Foresight Shareholders Approval; (iii) filings with the Israel Securities Authority; and (iv) such consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations, or filings the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair Foresight’s ability to consummate the applicable Closing.

3.7.	Foresight SEC Documents; Financial Statements.

3.7.1.	Since January 1, 2024, Foresight has timely filed all reports, schedules, forms, statements, and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act or the Securities Act (all of the foregoing filed prior to the Effective Date, including all exhibits and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “Foresight SEC Documents”). As of their respective dates (or, if amended or superseded by a subsequent filing prior to the Effective Date, as of the date of such amendment or superseding filing), the Foresight SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such Foresight SEC Documents. None of the Foresight SEC Documents, as of their respective dates (or, if amended or superseded, as of the date of such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Foresight has not received any written comments from the SEC staff that remain unresolved.

3.7.2.	The consolidated financial statements of Foresight (including the related notes and schedules thereto) included in the Foresight SEC Documents (the “Foresight Financial Statements”) have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) as issued by the Financial Accounting Standards Board, consistently applied throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 6-K or other applicable SEC rules), and fairly present in all material respects the consolidated financial position, results of operations, cash flows, and changes in shareholders’ equity of Foresight and its Subsidiaries as of the dates thereof and for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments, the absence of certain footnotes, and other presentation items permitted by applicable SEC rules). The Foresight Financial Statements are derived in all material respects from the books and records of Foresight and its Subsidiaries, which books and records are maintained in all material respects in accordance with applicable Law and sound business practices.

3.7.3.	Foresight and its Subsidiaries do not have any liabilities or obligations (whether absolute, accrued, contingent, or otherwise) of a nature required by GAAP to be reflected on a consolidated balance sheet or in the notes thereto, except for (i) liabilities or obligations disclosed and provided for in the Foresight Financial Statements; (ii) liabilities or obligations incurred in the ordinary course of business since the date of the most recent balance sheet included in the Foresight Financial Statements that would not, individually or in the aggregate, have a Material Adverse Effect; or (iii) liabilities or obligations incurred in connection with the Transaction.

3.7.4.	Foresight maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, in each case to the extent required by applicable Law. Foresight has disclosed, based on its most recent evaluation prior to the Effective Date, to Foresight’s auditors and the audit committee of its board of directors: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting actually known to Foresight’s executive officers that are reasonably likely to adversely affect Foresight’s ability to record, process, summarize, and report financial information; and (ii) any fraud, whether or not material, actually known to Foresight’s executive officers that involves management or other employees who have a significant role in Foresight’s internal control over financial reporting.

3.7.5.	Since the date of the most recent Foresight SEC Document, no event has occurred that would require an amendment or supplement to any Foresight SEC Document and as to which such an amendment or supplement has not been filed and made publicly available on the SEC’s EDGAR system no less than five (5) Business Days prior to the Effective Date.

3.8.	Absence of Certain Changes or Events. Since the date of the most recent audited financial statements included in the Foresight SEC Documents: (i) Foresight and its Subsidiaries have conducted their respective businesses in the ordinary course in all material respects consistent with past practice; (ii) there has not been any event, change, circumstance, occurrence, effect, result, or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect; (iii) neither Foresight nor any of its Subsidiaries has incurred any material liability or obligation outside the ordinary course of business, except in connection with the Transaction; (iv) neither Foresight nor any of its Subsidiaries has declared or paid any dividends or made any distributions on its share capital; (v) neither Foresight nor any of its Subsidiaries has made any material capital expenditures or commitments therefor outside the ordinary course of business; (vi) neither Foresight nor any of its Subsidiaries has sold, assigned, transferred, or otherwise disposed of any material assets, except in the ordinary course of business; (vii) there has been no material change in Foresight’s accounting policies or practices; (viii) neither Foresight nor any of its Subsidiaries has entered into, amended, or terminated any Material Contract; and (ix) neither Foresight nor any of its Subsidiaries has agreed or committed to do any of the foregoing.

3.9.	Litigation. Except as set forth on Foresight Disclosure Schedule 3.9 or in the Foresight SEC Documents, there is no action, suit, claim, proceeding, arbitration, mediation, audit, hearing, investigation, litigation, or similar dispute (each, a “Proceeding”) pending or, to the Knowledge of Foresight, threatened against or affecting Foresight, any of its Subsidiaries, any of their respective properties or assets, or any present or former officer, director, or employee of Foresight or any Subsidiary in their capacities as such that, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair Foresight’s ability to consummate the Transaction. Neither Foresight nor any Subsidiary is subject to any outstanding order, writ, judgment, injunction, decree, stipulation, determination, or award of any Governmental Entity that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially interfere with the Transaction.

3.10.	Compliance with Laws; Permits. Foresight and each of its Subsidiaries is, and since January 1, 2024, has been, in compliance in all material respects with all Laws applicable to it or its business, properties, or assets, including, without limitation, securities laws, export control laws, data privacy and protection laws (including the Israeli Protection of Privacy Law, 5741-1981, and the General Data Protection Regulation (EU) 2016/679, to the extent applicable), anti-corruption laws (including the U.S. Foreign Corrupt Practices Act of 1977 and the Israeli Penal Law, 5737-1977), and antitrust and competition laws. Foresight and each Subsidiary hold all material licenses, permits, franchises, authorizations, consents, certificates, approvals, and registrations from Governmental Entities necessary for the lawful conduct of its business as currently conducted (collectively, the “Permits”), and all such Permits are in full force and effect and will remain so upon consummation of the Transaction. No Proceeding is pending or, to the Knowledge of Foresight, threatened that could result in the revocation, suspension, or material modification of any such Permit.

3.11.	Intellectual Property.

3.11.1.	Foresight Disclosure Schedule 3.11.1 sets forth a true and complete list of all registered Intellectual Property owned by Foresight or any Subsidiary and all material Intellectual Property licensed to Foresight or any Subsidiary, in each case that is material to its business as currently conducted (the “Foresight Intellectual Property”), including for each item: (i) the owner; (ii) the jurisdiction; (iii) the registration or application number and date; and (iv) any material licenses granted to or from third parties. To the Knowledge (as defined below) of Foresight, all registered Foresight Intellectual Property is valid, subsisting, and enforceable, except as would not reasonably be expected to be material to Foresight and its Subsidiaries, taken as a whole. Foresight or the applicable Subsidiary owns, licenses, or otherwise has sufficient rights to use all Foresight Intellectual Property necessary for the conduct of its business as currently conducted, free and clear of all Liens (other than Permitted Liens).

3.11.2.	The operation of the business of Foresight and its Subsidiaries as currently conducted, to the best knowledge of Foresight, does not infringe, misappropriate, or otherwise violate any Intellectual Property rights of any third party, and no Proceeding (as defined below) is pending or, to the Knowledge of Foresight, threatened alleging any such infringement, misappropriation, or violation. To the Knowledge of Foresight, no third party is infringing, misappropriating, or violating any Foresight Intellectual Property.

3.11.3.	Foresight and its Subsidiaries have taken all commercially reasonable steps to protect and maintain the confidentiality of their trade secrets and other confidential information. All current and former employees, consultants, and contractors who have contributed to the development of Foresight Intellectual Property have executed valid and enforceable agreements assigning all right, title, and interest therein to Foresight or the applicable Subsidiary.

3.11.4.	Except as set forth on Foresight Disclosure Schedule 3.11.4, no government funding, facilities of a university, college, or other educational institution, or research center was used in the development of any Foresight Intellectual Property in a manner that would grant any third-party rights therein.

3.12.	Taxes.

3.12.1.	Foresight and each Subsidiary have timely filed all material Tax Returns required to be filed by them, and all such Tax Returns are true, complete, and correct in all material respects. All material Taxes due and owing by Foresight and each Subsidiary (whether or not shown on any Tax Return) have been timely paid.

3.12.2.	No deficiencies for Taxes have been proposed, asserted, or assessed in writing against Foresight or any Subsidiary that remain unpaid, and no audits, examinations, or other Proceedings with respect to Taxes are pending or, to the Knowledge of Foresight, threatened.

3.12.3.	There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of Foresight or any Subsidiary.

3.12.4.	Foresight and each Subsidiary have withheld and paid over to the appropriate Governmental Entity all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

3.12.5.	Neither Foresight nor any Subsidiary is a party to any Tax allocation, sharing, or indemnification agreement (other than agreements entered into in the ordinary course of business the primary purpose of which is not Tax-related).

3.12.6.	Neither Foresight nor any Subsidiary has been a member of an affiliated group filing a consolidated federal income Tax Return or has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local, or foreign Law, as a transferee or successor, by contract, or otherwise.

3.13.	Environmental Matters. Foresight and each Subsidiary are, and since January 1, 2024, have been, in compliance in all material respects with all Environmental Laws applicable to them or their business, properties, or assets. Neither Foresight nor any Subsidiary has received any notice of violation, allegation, or claim relating to any Environmental Law or any liability for the release, threatened release, or disposal of Hazardous Materials. To the Knowledge of Foresight, there are no Hazardous Materials present at, on, under, or emanating from any property currently or formerly owned, leased, or operated by Foresight or any Subsidiary in concentrations or circumstances that would require remediation or give rise to material liability under Environmental Laws.

3.14.	Employee Matters; Benefit Plans.

3.14.1.	Foresight Disclosure Schedule 3.14.1 sets forth a true and complete list of all employees and independent contractors of Foresight and its Subsidiaries, including for each: title, base compensation, bonus potential, hire date, location, and classification (exempt/non-exempt). Foresight and each Subsidiary is in compliance in all material respects with all applicable Laws relating to employment, labor, wages, hours, collective bargaining, unemployment insurance, workers’ compensation, pay equity, discrimination, immigration, withholding, and social security.

3.14.2.	There are no pending or, to the Knowledge of Foresight, threatened Proceedings, grievances, or unfair labor practice charges involving Foresight or any Subsidiary relating to employment matters. Neither Foresight nor any Subsidiary is party to any collective bargaining agreement, and no labor union or similar organization represents any employees.

3.14.3.	Foresight Disclosure Schedule 3.14.3 lists all employee benefit plans, programs, agreements, or arrangements maintained, sponsored, or contributed to by Foresight or any Subsidiary (the “Foresight Benefit Plans”). Each Foresight Benefit Plan has been administered in accordance with its terms and applicable Law, including the Israeli Income Tax Ordinance (New Version), 5721-1961, and Section 102 of such ordinance where applicable. There are no unfunded liabilities under any Foresight Benefit Plan, and no event has occurred that would result in any material liability to Foresight or any Subsidiary under any such plan.

3.15.	Material Contracts. Foresight Disclosure Schedule 3.15 sets forth a true and complete list of all contracts, agreements, leases, licenses and commitments that are material to the business of Foresight and its Subsidiaries (collectively, the “Material Contracts”), including: (i) contracts involving annual payments or receipts in excess of $100,000; (ii) contracts with officers, directors, or Affiliates; (iii) indebtedness or guarantees; (iv) non-compete or exclusivity agreements; (v) material Intellectual Property licenses; and (vi) government contracts. Each Material Contract is in full force and effect, enforceable in accordance with its terms, and neither Foresight nor any Subsidiary is in default thereunder, nor has any event occurred that, with notice or lapse of time, would constitute a default. Neither Foresight nor any Subsidiary is in material default under any Material Contract, nor has Foresight received written notice of any such material default by any other party thereunder.

3.16.	Insurance. Foresight and its Subsidiaries maintain insurance policies that Foresight believes in good faith to be customary and reasonable for businesses of their size and nature, including directors’ and officers’ liability insurance, as listed on Foresight Disclosure Schedule 3.16. All such policies are in full force and effect, all premiums due have been paid, and no notice of cancellation or termination has been received. There are no pending claims under any such policy as to which coverage has been denied or disputed.

3.17.	Investment Intent. Foresight is acquiring the VisionWave Shares solely for its own account for investment purposes, not as a nominee or agent, and not with a view to, or for offer or sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement, Foresight has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. Foresight is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the VisionWave Shares. Foresight understands that the VisionWave Shares have not been registered under the Securities Act or any state securities laws and may not be transferred except pursuant to registration or an applicable exemption therefrom. Foresight agrees to the imprinting of a restrictive legend on any certificates or book entries evidencing the VisionWave Shares substantially in the form set forth in Section 9.1.

3.18.	Brokers’ Fees. Except as set forth on Foresight Disclosure Schedule 3.18, neither Foresight nor any Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Transaction.

3.19.	Full Disclosure. No representation or warranty by Foresight in this Agreement or any certificate or other document furnished or to be furnished to VisionWave pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. There is no fact known to Foresight that has had, or would reasonably be expected to have, a Material Adverse Effect that has not been set forth herein or in the Foresight Disclosure Schedules or the Foresight SEC Documents.

4.	REPRESENTATIONS AND WARRANTIES OF VISIONWAVE

VisionWave hereby represents and warrants to Foresight, as of the Effective Date and as of each Closing Date (as though made on and as of such Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case as of such earlier date), that, except as set forth in the VisionWave Disclosure Schedules delivered by VisionWave to Foresight herewith or as disclosed in the VisionWave SEC Documents filed with the SEC prior to the Effective Date (excluding any disclosures set forth in any “risk factors” section or any forward-looking statements):

4.1.	Organization and Qualification. VisionWave is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease, use, and operate its properties and assets and to conduct its business as currently conducted and as proposed to be conducted. VisionWave is duly qualified to do business and is in good standing as a foreign entity in every jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased, or used by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The VisionWave SEC Documents set forth a true and complete list of all Subsidiaries of VisionWave, including for each such Subsidiary: (i) its jurisdiction of organization or incorporation; (ii) its authorized and outstanding Capital Stock or other equity interests; and (iii) the ownership thereof. No Subsidiary of VisionWave is in violation of any term of its certificate of incorporation, bylaws, or other organizational documents.

4.2.	Authorization; Enforcement; Validity. VisionWave has full corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the Transaction. The execution, delivery, and performance of this Agreement and the other Transaction Documents by VisionWave, and the consummation by VisionWave of the Transaction, have been duly and validly authorized by VisionWave’s board of directors and, to the extent required under Delaware General Corporation Law or VisionWave’s bylaws, by its stockholders. No other corporate proceedings on the part of VisionWave are necessary to authorize this Agreement, the other Transaction Documents, or the consummation of the Transaction. This Agreement has been, and each other Transaction Document to which VisionWave is a party will be, duly executed and delivered by VisionWave and, assuming due execution and delivery by Foresight, constitutes a legal, valid, and binding obligation of VisionWave, enforceable against VisionWave in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.3.	Capitalization. As of the Effective Date, the authorized capital stock of VisionWave consists of 150,000,000 shares of common stock, par value $0.01 per share, of which approximately 25,387,727 shares are issued and outstanding, approximately 9,157,695 shares are reserved for issuance pursuant to VisionWave’s equity incentive plans, and no shares are held in treasury. The VisionWave SEC Documents set forth a true and complete list, as of the Effective Date, of: (a) the number of authorized shares of each class of capital stock of VisionWave and each of its Subsidiaries; (b) the number of issued and outstanding shares of each class of capital stock and other securities of VisionWave and each of its Subsidiaries, together with the name and number of shares and other securities held by each holder thereof; and (c) the number of shares of each class of capital stock of VisionWave and each of its Subsidiaries held in treasury. All of the outstanding and issuable shares of Capital Stock of VisionWave and each of its Subsidiaries have been, or upon issuance will be, duly authorized, validly issued, fully paid, and non-assessable. Except as set forth in the VisionWave SEC Documents: (i) no shares of the Capital Stock of VisionWave or any of its Subsidiaries are subject to preemptive rights or any other similar rights or any Liens created, suffered, or permitted by VisionWave or any of its Subsidiaries; (ii) there are no outstanding Options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, exchangeable for, or exercisable for, any shares of Capital Stock of VisionWave or any of its Subsidiaries, or contracts, commitments, understandings, or arrangements by which VisionWave or any of its Subsidiaries is or may become bound to issue additional shares of Capital Stock or Options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, exchangeable for, or exercisable for, any shares of Capital Stock of VisionWave or any of its Subsidiaries; (iii) to the Knowledge of VisionWave, there are no voting trusts, proxies, or other agreements, commitments, or understandings of any character with respect to the voting of any shares of Capital Stock of VisionWave or any of its Subsidiaries, and there are no agreements or arrangements under which VisionWave or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the registration rights contemplated herein); (iv) there are no outstanding securities or instruments of VisionWave or any of its Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings, or arrangements by which VisionWave or any of its Subsidiaries is or may become bound to redeem a security of VisionWave or any of its Subsidiaries; (v) neither VisionWave nor any of its Subsidiaries has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (vi) to the Knowledge of VisionWave, no officer or director of VisionWave or any of its Subsidiaries or beneficial owner of any outstanding Capital Stock of VisionWave or any of its Subsidiaries has pledged such Capital Stock in connection with a margin account or other loan secured by such Capital Stock. VisionWave has furnished to Foresight true and complete copies of: (X) VisionWave’s articles of incorporation and bylaws, as amended and in effect; and (Y) the equivalent organizational documents of each Subsidiary, as amended and in effect.

4.4.	Issuance of Securities. The VisionWave Shares to be issued pursuant to this Agreement have been duly authorized and, when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid, and non-assessable, free and clear of all Liens (other than restrictions on transfer imposed by applicable securities laws), and will rank pari passu with all other outstanding shares of VisionWave Common Stock. The issuance of the VisionWave Shares will not be subject to any preemptive rights, rights of first refusal, or similar rights that have not been duly waived. The issuance and delivery of the VisionWave Shares will comply in all material respects with all applicable federal and state securities laws, including the Securities Act (relying on the exemption provided by Regulation D thereunder or another applicable exemption) and the rules of the Nasdaq Stock Market. No registration under the Securities Act is required for the offer and issuance of the VisionWave Shares by VisionWave to Foresight hereunder, and the VisionWave Shares will be issued as “restricted securities” within the meaning of Rule 144 under the Securities Act.

4.5.	No Conflicts. The execution, delivery, and performance by VisionWave of this Agreement and the other Transaction Documents, the issuance and delivery of the VisionWave Shares, and the consummation of the Transaction do not and will not: (i) conflict with or violate any provision of VisionWave’s articles of incorporation, bylaws, or the equivalent organizational documents of any Subsidiary; (ii) conflict with, violate, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the acceleration of or give any Person the right to accelerate the maturity or performance of, or result in the creation of any Lien upon any of the properties or assets of VisionWave or any Subsidiary under, any Material Contract to which VisionWave or any Subsidiary is a party or by which any of their respective properties or assets are bound; (iii) subject to obtaining the consents referred to in Section 4.6, contravene, conflict with, or violate any applicable Law or any judgment, order, decree, or Permit to which VisionWave or any Subsidiary is subject or by which any of their respective properties or assets are bound; and (iv) contravene, conflict with, or violate any agreement to which VisionWave is a party, including, without limitation, that certain agreement dated January 26, 2026, between VisionWave and SaverOne 2014 Ltd.

4.6.	Consents. Except as set forth on VisionWave Disclosure Schedule 4.6, no consent, approval, order, authorization, registration, qualification, designation, declaration, or filing with any Governmental Entity or any third party is required on the part of VisionWave or any Subsidiary in connection with the execution, delivery, and performance of this Agreement and the other Transaction Documents or the consummation of the Transaction, other than: (i) filings required under the Securities Act, the Exchange Act, or applicable blue sky laws; (ii) approvals required under Nasdaq listing rules or Delaware General Corporation Law; and (iii) such consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations, or filings the failure of which to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect.

4.7.	VisionWave SEC Documents; Financial Statements.

4.7.1.	Since January 1, 2024, VisionWave has timely filed all reports, schedules, forms, statements, and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act or the Securities Act (all of the foregoing filed prior to the Effective Date, including all exhibits and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “VisionWave SEC Documents”). As of their respective dates (or, if amended or superseded by a subsequent filing prior to the Effective Date, as of the date of such amendment or superseding filing), the VisionWave SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such VisionWave SEC Documents. None of the VisionWave SEC Documents, as of their respective dates (or, if amended or superseded, as of the date of such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. VisionWave has not received any written comments from the SEC staff that remain unresolved.

4.7.2.	The consolidated financial statements of VisionWave (including the related notes and schedules thereto) included in the VisionWave SEC Documents (the “VisionWave Financial Statements”) have been prepared in accordance with GAAP as issued by the Financial Accounting Standards Board, consistently applied throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q or other applicable SEC rules), and fairly present in all material respects the consolidated financial position, results of operations, cash flows, and changes in stockholders’ equity of VisionWave and its Subsidiaries as of the dates thereof and for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments, the absence of certain footnotes, and other presentation items permitted by applicable SEC rules). The VisionWave Financial Statements are based on the books and records of VisionWave and its Subsidiaries, which have been maintained in accordance with sound business practices and applicable Law.

4.7.3.	VisionWave and its Subsidiaries do not have any liabilities or obligations (whether absolute, accrued, contingent, or otherwise) of a nature required by GAAP to be reflected on a consolidated balance sheet or in the notes thereto, except for (i) liabilities or obligations disclosed and provided for in the VisionWave Financial Statements; (ii) liabilities or obligations incurred in the ordinary course of business since the date of the most recent balance sheet included in the VisionWave Financial Statements that would not, individually or in the aggregate, have a Material Adverse Effect; or (iii) liabilities or obligations incurred in connection with the Transaction.

4.7.4.	VisionWave maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. VisionWave has disclosed, based on its most recent evaluation prior to the Effective Date, to VisionWave’s auditors and the audit committee of its board of directors: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect VisionWave’s ability to record, process, summarize, and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in VisionWave’s internal control over financial reporting.

4.7.5.	Since the date of the most recent VisionWave SEC Document, no event has occurred that would require an amendment or supplement to any VisionWave SEC Document and as to which such an amendment or supplement has not been filed and made publicly available on the SEC’s EDGAR system no less than five (5) Business Days prior to the Effective Date.

4.8.	Absence of Certain Changes or Events. Since the date of the most recent audited financial statements included in the VisionWave SEC Documents: (i) VisionWave and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice; (ii) there has not been any event, change, circumstance, occurrence, effect, result, or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect; (iii) neither VisionWave nor any of its Subsidiaries has incurred any material liability or obligation outside the ordinary course of business; (iv) neither VisionWave nor any of its Subsidiaries has declared or paid any dividends or made any distributions on its Capital Stock; (v) neither VisionWave nor any of its Subsidiaries has made any material capital expenditures or commitments therefor; (vi) neither VisionWave nor any of its Subsidiaries has sold, assigned, transferred, or otherwise disposed of any material assets, except in the ordinary course of business; (vii) there has been no material change in VisionWave’s accounting policies or practices; (viii) neither VisionWave nor any of its Subsidiaries has entered into, amended, or terminated any Material Contract; and (ix) neither VisionWave nor any of its Subsidiaries has agreed or committed to do any of the foregoing.

4.9.	Litigation. Except as set forth in VisionWave SEC Documents, there is no Proceeding pending or, to the Knowledge of VisionWave, threatened against or affecting VisionWave, any of its Subsidiaries, any of their respective properties or assets, or any present or former officer, director, or employee of VisionWave or any Subsidiary in their capacities as such that (i) if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect or (ii) questions the validity of this Agreement, the other Transaction Documents, or the right of VisionWave to enter into them or to consummate the Transaction. Neither VisionWave nor any Subsidiary is subject to any outstanding order, writ, judgment, injunction, decree, stipulation, determination, or award of any Governmental Entity that would, individually or in the aggregate, have a Material Adverse Effect or materially interfere with the Transaction.

4.10.	Compliance with Laws; Permits. VisionWave and each of its Subsidiaries is, and since January 1, 2024, has been, in compliance in all material respects with all Laws applicable to it or its business, properties, or assets, including, without limitation, securities laws, export control laws, data privacy and protection laws (including the California Consumer Privacy Act and the General Data Protection Regulation (EU) 2016/679, to the extent applicable), anti-corruption laws (including the U.S. Foreign Corrupt Practices Act of 1977), and antitrust and competition laws. VisionWave and each Subsidiary holds all material Permits necessary for the lawful conduct of its business as currently conducted, and all such Permits are in full force and effect and will remain so upon consummation of the Transaction. No Proceeding is pending or, to the Knowledge of VisionWave, threatened that could result in the revocation, suspension, or material modification of any such Permit.

4.11.	Intellectual Property.

4.11.1.	VisionWave Disclosure Schedule 4.11.1 sets forth a true and complete list of all Intellectual Property owned by or licensed to VisionWave or any Subsidiary that is material to its business (the “VisionWave Intellectual Property”), including for each item: (i) the owner; (ii) the jurisdiction; (iii) the registration or application number and date; and (iv) any licenses granted to or from third parties. All VisionWave Intellectual Property is valid, subsisting, and enforceable, and VisionWave or the applicable Subsidiary has good and marketable title thereto, free and clear of all Liens (other than Permitted Liens).

4.11.2.	The operation of the business of VisionWave and its Subsidiaries as currently conducted does not infringe, misappropriate, or otherwise violate any Intellectual Property rights of any third party, and no Proceeding is pending or, to the Knowledge of VisionWave, threatened alleging any such infringement, misappropriation, or violation. To the Knowledge of VisionWave, no third party is infringing, misappropriating, or violating any VisionWave Intellectual Property.

4.11.3.	VisionWave and its Subsidiaries have taken all reasonable steps to protect and maintain the confidentiality of their trade secrets and other confidential information. All current and former employees, consultants, and contractors who have contributed to the development of VisionWave Intellectual Property have executed valid and enforceable agreements assigning all right, title, and interest therein to VisionWave or the applicable Subsidiary.

4.11.4.	No government funding, facilities of a university, college, or other educational institution, or research center was used in the development of any VisionWave Intellectual Property in a manner that would grant any third-party rights therein.

4.12.	Taxes

4.12.1.	VisionWave and each Subsidiary has timely filed all material Tax Returns required to be filed by it, and all such Tax Returns are true, complete, and correct in all material respects. All material Taxes due and owing by VisionWave and each Subsidiary (whether or not shown on any Tax Return) have been timely paid.

4.12.2.	No deficiencies for Taxes have been proposed, asserted, or assessed in writing against VisionWave or any Subsidiary that remain unpaid, and no audits, examinations, or other Proceedings with respect to Taxes are pending or, to the Knowledge of VisionWave, threatened.

4.12.3.	There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of VisionWave or any Subsidiary.

4.12.4.	VisionWave and each Subsidiary has withheld and paid over to the appropriate Governmental Entity all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

4.12.5.	Neither VisionWave nor any Subsidiary is a party to any Tax allocation, sharing, or indemnification agreement (other than agreements entered into in the ordinary course of business the primary purpose of which is not Tax-related).

4.12.6.	Neither VisionWave nor any Subsidiary has been a member of an affiliated group filing a consolidated federal income Tax Return or has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local, or foreign Law, as a transferee or successor, by contract, or otherwise.

4.13.	Environmental Matters. VisionWave and each Subsidiary is, and since January 1, 2024, has been, in compliance in all material respects with all Environmental Laws applicable to it or its business, properties, or assets. Neither VisionWave nor any Subsidiary has received any notice of violation, allegation, or claim relating to any Environmental Law or any liability for the release, threatened release, or disposal of Hazardous Materials. There are no Hazardous Materials present at, on, under, or emanating from any property currently or formerly owned, leased, or operated by VisionWave or any Subsidiary in concentrations or circumstances that would require remediation or give rise to liability under Environmental Laws.

4.14.	Employee Matters; Benefit Plans.

4.14.1.	VisionWave SEC Documents sets forth a true and complete list of all employees and independent contractors of VisionWave and its Subsidiaries, including for each: title, base compensation, bonus potential, hire date, location, and classification (exempt/non-exempt). VisionWave and each Subsidiary is in compliance in all material respects with all applicable Laws relating to employment, labor, wages, hours, collective bargaining, unemployment insurance, workers’ compensation, pay equity, discrimination, immigration, withholding, and social security.

4.14.2.	There are no pending or, to the Knowledge of VisionWave, threatened Proceedings, grievances, or unfair labor practice charges involving VisionWave or any Subsidiary relating to employment matters. Neither VisionWave nor any Subsidiary is party to any collective bargaining agreement, and no labor union or similar organization represents any employees.

4.14.3.	VisionWave SEC Documents lists all employee benefit plans, programs, agreements, or arrangements maintained, sponsored, or contributed to by VisionWave or any Subsidiary (the “VisionWave Benefit Plans”), including any plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Each VisionWave Benefit Plan has been administered in accordance with its terms and applicable Law, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). There are no unfunded liabilities under any VisionWave Benefit Plan, and no event has occurred that would result in any material liability to VisionWave or any Subsidiary under ERISA, the Code, or any such plan.

4.15.	Material Contracts. VisionWave SEC Documents sets forth a true and complete list of all Material Contracts of VisionWave and its Subsidiaries, including: (i) contracts involving annual payments or receipts in excess of $100,000; (ii) contracts with officers, directors, or Affiliates; (iii) indebtedness or guarantees; (iv) non-compete or exclusivity agreements; (v) Intellectual Property licenses; and (vi) government contracts. Each Material Contract is in full force and effect, enforceable in accordance with its terms, and neither VisionWave nor any Subsidiary is in default thereunder, nor has any event occurred that, with notice or lapse of time, would constitute a default. No party to any Material Contract has given notice of termination or intent not to renew.

4.16.	Insurance. VisionWave and its Subsidiaries maintain insurance policies customary for businesses of their size and nature, including directors’ and officers’ liability insurance. All such policies are in full force and effect, all premiums due have been paid, and no notice of cancellation or termination has been received. There are no pending claims under any such policy as to which coverage has been denied or disputed.

4.17.	Investment Intent. VisionWave is acquiring the Foresight Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or applicable state securities laws. VisionWave is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Foresight Shares. VisionWave understands that the Foresight Shares have not been registered under the Securities Act or any state securities laws and may not be transferred except pursuant to registration or an applicable exemption therefrom. VisionWave agrees to the imprinting of a restrictive legend on any certificates or book entries evidencing the Foresight Shares substantially in the form set forth in Section 9.1.

4.18.	Brokers’ Fees. Except as set forth on VisionWave Disclosure Schedule 4.18, neither VisionWave nor any Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Transaction.

4.19.	Full Disclosure. No representation or warranty by VisionWave in this Agreement or any certificate or other document furnished or to be furnished to Foresight pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. There is no fact known to VisionWave that has had, or would reasonably be expected to have, a Material Adverse Effect that has not been set forth herein or in the VisionWave Disclosure Schedules or the VisionWave SEC Documents.

5.	COVENANTS

5.1.	Board Representation.

5.1.1.	Following the completion of Stage 1, VisionWave shall have the right to designate two (2) individuals, and following the completion of Stage 2, VisionWave shall have the right to designate one (1) additional individual (each, a “VisionWave Designee”) for appointment or election to the Foresight board of directors (“Foresight Board”). Foresight shall use its best efforts to recommend and seek the approval of its shareholders to cause the prompt appointment or election of each VisionWave Designee to the Foresight Board. For so long as any VisionWave Designee serves on the Foresight Board, Foresight shall use reasonable best efforts to cause such VisionWave Designee to be appointed to appropriate committees of the Foresight Board, subject to applicable independence, expertise, and eligibility requirements under Nasdaq rules, the Israeli Companies Law, and Foresight’s committee charters.

5.1.2.	Each VisionWave Designee shall meet all customary qualification, independence, and eligibility standards applicable to Foresight’s directors generally under the Israeli Companies Law, Nasdaq rules, and Foresight’s corporate governance policies (including any independence requirements for committee service). VisionWave shall consult with Foresight in good faith regarding the selection of each VisionWave Designee to ensure compliance with such standards and shall provide Foresight with all information reasonably requested to evaluate such designee’s qualifications.

5.1.3.	Foresight shall, and shall recommend its shareholders to, take all actions required under its articles of association, applicable corporate approvals, the Israeli Companies Law, Nasdaq listing rules, and other applicable Laws to cause the prompt appointment or election of each VisionWave Designee to Foresight Board, including, without limitation: (i) increasing the size thereof if necessary to accommodate such designee(s); (ii) recommending each VisionWave Designee for election by the shareholders in any applicable proxy or information statement; and (iii) soliciting proxies or consents in favor of the election of each VisionWave Designee.

5.1.4.	Foresight shall indemnify, defend, and hold harmless each VisionWave Designee to the same extent as other directors under its articles of association, applicable Law, and directors’ and officers’ liability insurance policies, and shall provide such designees with the benefit of any advancement of expenses or other protections afforded to directors generally.

5.2.	Maintaining Strategy and Technological Focus

The Parties agree and acknowledge that from and after the Stage 1 Closing and during 24 month-period thereafter, Foresight shall maintain its current strategy, technological focus (to be implemented, among others, by the Perception Platform activities), and the business cooperation contemplated hereunder. During such period, Foresight shall not knowingly take any action, the principal purpose of which is to materially abandon, curtail or deprioritize Foresight aforesaid current activities, except as approved by the Foresight Board in good faith and in the exercise of its fiduciary duties under applicable Law.

5.3.	Preservation of Foresight Management

5.3.1.	In furtherance of the intent of the Parties that Foresight continue to operate following the Closing with continuity of leadership and management, Foresight shall use commercially reasonable efforts to preserve the service of the members of Foresight’s current executive management team as of the Effective Date listed on Schedule 5.3.1 hereto (collectively, the “Current Management”), for a period of twenty-four (24) months following the Stage 1 Closing (the “Management Preservation Period”), subject in each case to applicable Law, fiduciary duties of the Foresight Board, and the applicable employment, consulting or other service arrangements of such individuals.

5.3.2.	During the Management Preservation Period, no member of the Current Management shall be removed, terminated, replaced, have his or her title materially diminished, duties materially and adversely reduced, reporting lines materially altered in a manner that constitutes a demotion, or compensation or benefits materially reduced, except pursuant to a determination made solely by the Foresight Board acting in good faith and in the exercise of its fiduciary duties under applicable Law. For the avoidance of doubt, VisionWave’s ownership of Foresight Shares or designation rights under this Agreement shall not, by itself, constitute direction, approval or deemed approval of any such action.

5.3.3.	Without derogating from Section 5.3.2 above, if any member of the Current Management is removed, terminated, replaced, has his or her title materially diminished, duties materially and adversely reduced, reporting lines materially altered in a manner that constitutes a demotion, or compensation or benefits materially reduced, in each case in accordance with Section 5.3.2, Foresight shall continue to pay such individual his or her full salary and provide all then-current benefits through the end of the Management Preservation Period; provided, however, that no such payment or benefit continuation shall be required to the extent severance pay would be denied to such individual under applicable Law.

5.3.4.	Without limiting the generality of the foregoing, during the Management Preservation Period VisionWave shall not, directly or indirectly, whether by contract, instruction, side letter, exercise of voting power, withholding of consent, or otherwise, seek to require or cause Foresight or the Foresight Board to remove, replace or materially curtail the authority of any member of the Current Management, other than through a decision duly made by the Foresight Board acting in good faith and in the exercise of its fiduciary duties under applicable Law.

5.3.5.	Notwithstanding the foregoing, nothing in this Section 5.3 shall be construed to require Foresight or the Foresight Board to retain any member of the Current Management in the event of such individual’s death, disability, voluntary resignation, retirement, disqualification under applicable Law, or termination for Cause (if Cause is defined in such individual’s applicable service arrangement, and if not so defined, for fraud, embezzlement, willful misconduct or material breach of fiduciary duty), in each case as determined by the Foresight Board in good faith.

5.3.6.	The Parties acknowledge and agree that the purpose of this Section 5.3 is to preserve the continuity, stability and institutional knowledge of Foresight’s executive leadership following the Transaction, and this Section shall be interpreted in a manner consistent with such purpose.

5.4.	Foresight Registration Rights

5.4.1.	Within forty five (45) days following each Closing Date, VisionWave shall prepare and file with the SEC a registration statement on Form S-1 (or, if eligible, Form S-3) or such other appropriate form (the “Registration Statement”) covering the resale of such VisionWave Shares by Foresight and its permitted transferees. A draft of such Registration Statement shall be provided to Foresight no later than thirty (30) days following each Closing Date, along with the proxy statement relating to the shareholders meeting to be held in connection therewith (to the extent required) and shall be in form and substance reasonably acceptable to the Parties. VisionWave shall use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable thereafter, but not later than ninety (90) days of filing, and to maintain such effectiveness for a period of at least two (2) years or until all registered VisionWave Shares have been sold or may be sold without volume or manner-of-sale restrictions and without restriction under Rule 144 under the Securities Act, whichever occurs first.

5.4.2.	VisionWave shall bear all expenses incurred in connection with the filing and maintenance of the Registration Statement, including SEC filing fees, printing costs, legal and accounting fees, and blue-sky fees, but excluding any underwriting discounts, selling commissions, or similar charges attributable to the sale of the VisionWave Shares by Foresight.

5.4.3.	Foresight shall furnish to VisionWave such information regarding itself, the VisionWave Shares held by it, and the intended method of disposition thereof as VisionWave may reasonably request to effect the registration, and Foresight shall cooperate in good faith with VisionWave in connection with any amendments or supplements to the Registration Statement.

5.5.	Issuance of Foresight Shares

5.5.1.	VisionWave shall deliver and/or procure the delivery to Foresight of any information or document with respect to VisionWave, required, if so required, under any applicable laws and regulations to be filed by Foresight with the Israel Securities Authority, TASE and/or the SEC and Nasdaq, all in substance and form to the reasonable satisfaction of Foresight.

5.5.2.	Upon issuance of Foresight Shares pursuant to the provisions hereof, Foresight shall deliver to its registration company (the “Registration Company”) all the documents and information needed in order to deposit the applicable portion of the Foresight Shares in VisionWave account(s) (which details shall be provided by VisionWave to the Purchaser prior to the applicable Closing Date, which shall be contingent thereon), so that the Registration Company shall register such deposit and the Foresight Shares shall be listed for trading on the TASE.

5.5.3.	Foresight shall report all the reports required from it under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”) and under the applicable U.S. securities laws, in connection with the Transaction and the offer, listing and sale of the Foresight Shares and shall bear all expenses associated therewith.

5.6.	Listing of Foresight Shares for Trading and Lock-Up

5.6.1.	VisionWave hereby acknowledges and is aware that upon issuance thereof in accordance with the provisions of this Agreement, the Foresight Shares will be subject to restrictions on resale set forth in Section 15C of the Israeli Securities Law and the Securities Regulations (Details Regarding Sections 15A to 15C of the Law), 2000 (collectively, the “Securities Law”), and Foresight accepts no responsibility for VisionWave’s compliance with its lock-up period requirements.

5.6.2.	The Parties hereby acknowledge and are aware that the Foresight Shares, if and when converted into American Depositary Shares (“ADS”), or if otherwise disposed in the United States or to a U.S. person, may only be disposed of in compliance with respective state and U.S. federal securities laws.

5.6.3.	In connection with any transfer of Foresight Shares other than pursuant to an effective registration statement, Foresight may require the transferor thereof to provide to Foresight an opinion of counsel selected by the transferor and reasonably acceptable to Foresight, the form and substance of which opinion shall be reasonably satisfactory to Foresight, to the effect that such transfer does not require registration of such transferred Foresight Shares under the Securities Act.

5.6.4.	If the Foresight Shares are converted into ADSs, VisionWave agrees to the imprinting, so long as required by this Section 5.6, of a legend on any such ADSs in the form set forth in Section 9.1 below.

5.6.5.	Certificates evidencing the Foresight Shares shall not contain any legend (including the legend set forth in Section 9.1 hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Foresight Shares pursuant to Rule 144, (iii) if Foresight Shares are eligible for sale under Rule 144, without the requirement for Foresight to be in compliance with the current public information required under Rule 144 as to such Foresight Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). Foresight shall cause its counsel to issue a legal opinion to the transfer agent of Foresight promptly after the respective effective date of the transfer, if required by the transfer agent to effect the removal of the legend hereunder.

5.6.6.	VisionWave agrees with Foresight that VisionWave will sell any Foresight Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Foresight Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing the Foresight Shares as set forth in this Section 5.6.6 is predicated upon Foresight’s reliance upon this understanding.

5.7.	Limitation on Exercise of Control During Restricted Period

5.7.1.	Notwithstanding anything to the contrary in this Agreement, from and after the issuance of any Foresight Shares to VisionWave and until such time as VisionWave Shares are registered for trade and released from the transfer and resale restrictions applicable thereto under Section 5.4 and applicable Law (the “Restricted Period”), VisionWave shall not, by virtue of its ownership of such Foresight Shares, exercise, directly or indirectly, voting power attaching to such Foresight Shares in any manner intended to cause or effect Control of Foresight.

5.7.2.	Accordingly, during the Restricted Period, VisionWave shall be entitled to exercise all voting rights attached to the Foresight Shares issued to it, except with respect to matters the principal purpose or effect of which is to confer, establish, evidence or facilitate Control of Foresight by VisionWave, including, without limitation, the election or removal of a majority of the members of the Foresight Board, the approval of any transaction or arrangement as a result of which VisionWave would obtain the power to direct the management and policies of Foresight, whether through the ownership of voting securities, by contract or otherwise, or any other matter that would reasonably be expected to result in VisionWave controlling Foresight under applicable Law.

5.7.3.	In order to give effect to the intent of this Section 5.7, during the Restricted Period Foresight shall be entitled, to the fullest extent permitted by applicable Law, to disregard, and treat as null and void for all purposes of the applicable vote, any vote cast by or on behalf of VisionWave in respect of the Foresight Shares if Foresight Board reasonably determines that such vote was cast for the purpose of effecting, evidencing or facilitating Control of Foresight by VisionWave.

5.7.4.	During the Restricted Period, (i) VisionWave shall not have the right to request, demand, or otherwise call for the convening of any general meeting or special meeting of Foresight’s shareholders, on any matter whatsoever, and VisionWave hereby acknowledges and agrees that any such request or demand shall be null and void ab initio and of no force or effect; and (ii) Foresight shall not convene any general meeting of shareholders, other than for matters in the ordinary course of business.

5.7.5.	For the avoidance of doubt, nothing in this Section 5.7 shall restrict or impair (a) VisionWave’s economic ownership of the Foresight Shares, (b) VisionWave’s right to receive any dividends or other distributions payable in respect of such Foresight Shares, or (c) VisionWave’s rights under Section 5.1.1 to designate directors to the Foresight Board, in each case subject to the terms and conditions of this Agreement and applicable Law. Upon expiration of the Restricted Period, VisionWave shall be entitled to exercise the full voting rights attached to the applicable Foresight Shares.

5.8.	Use of Proceeds and Reporting.

5.8.1.	Foresight covenants and agrees that it shall use no less than 50% of the economic value realized from the VisionWave Shares (including any proceeds from the sale thereof following registration pursuant to Section 5.4) primarily for the development, commercialization, and operation of the Perception Platform, in accordance with a mutually agreed budget (the “Perception Budget”) to be established by the Parties within thirty (30) days following the Stage 1 Closing and updated quarterly thereafter.

5.8.2.	Foresight shall provide VisionWave with quarterly reports, certified by its Chief Financial Officer, detailing the use of such proceeds, variances from the Perception Budget, and progress on the Perception Platform, including key performance indicators to be mutually defined. Such reports shall be delivered within forty-five (45) days following the end of each fiscal quarter.

5.8.3.	Any material deviation from the Perception Budget or reallocation of funds exceeding twenty percent (20%) of the budgeted amount for any category shall be subject to Foresight Board approval, adopted by a majority of directors, which majority will include at least one VisionWave Designee then in office.

5.8.4.	Upon reasonable request and during normal business hours, VisionWave shall have the right to audit Foresight’s books and records relating to the use of such proceeds, at VisionWave’s expense, provided that such audits shall not occur more than once per fiscal year absent reasonable suspicion of misuse.

5.9.	Further Assurances. Each Party shall, from time to time at the request of the other Party and without further consideration, execute and deliver such additional documents, instruments, and conveyances and take such further actions as may be reasonably required to carry out the provisions hereof and consummate the Transaction, including obtaining any necessary consents or approvals.

5.10.	Reservation of Shares. Each Party shall at all times reserve and keep available out of its authorized but unissued shares of Capital Stock or share capital, as applicable, free of preemptive or similar rights, a sufficient number of shares to satisfy its obligations to issue shares hereunder, and shall take all actions necessary to comply with applicable stockholder/shareholder approval requirements under Nasdaq rules, including Nasdaq Listing Rule 5635, to the extent applicable.

5.11.	Confidentiality.

5.11.1.	Each Party (the “Receiving Party”) agrees to hold in strict confidence and not disclose to any third party nor use in any manner any Confidential Information of the other Party (the “Disclosing Party”) obtained in connection with this Agreement or the Transaction, except as required by Law or as necessary to perform its obligations hereunder.

5.11.2.	For the purposes hereof, “Confidential Information” means any non-public information concerning the business, finances, technology, or affairs of the Disclosing Party, but excludes information that: (i) is or becomes generally available to the public other than through a breach by the Receiving Party; (ii) was known to the Receiving Party prior to disclosure, as evidenced by dated written records kept in the ordinary course of business; (iii) is independently developed by the Receiving Party without use of or reference to the Confidential Information of the Disclosing Party, as evidenced by dated written records kept in the ordinary course of business; or (iv) is received from a third party without restriction.

5.11.3.	If the Receiving Party is required by Law to disclose Confidential Information, it shall provide prompt notice to the Disclosing Party to permit it to seek a protective order or other remedy, and the Receiving Party shall disclose only the minimum information legally required.

5.11.4.	Upon termination of this Agreement or at the Disclosing Party’s request, the Receiving Party shall return or destroy all Confidential Information and certify such return or destruction.

5.12.	Non-Competition and Non-Solicitation.

5.12.1.	For a period of two (2) years following the final Closing Date (the “Non-Competition Restricted Period”), each of Foresight and VisionWave shall not, directly or indirectly, compete with the other Party within the Field of Use. For purposes of this Section 5.12, “Field of Use” means the research, development, commercialization, marketing, sale, licensing, deployment and exploitation of RF-focused camera perception systems and related commercial, defense, military, homeland security and security technology applications contemplated by this Agreement and the Perception Platform.

5.12.2.	During the Non-Competition Restricted Period, neither Party shall, directly or indirectly, solicit for employment or hire any employee or independent contractor of the other Party who was involved in the Transaction or the Perception Platform, without the prior written consent of the other Party; provided, however, that this shall not prohibit general solicitations not specifically targeted at such persons or hiring individuals who respond thereto.

5.12.3.	Each Party acknowledges that the restrictions in this Section 5.12 are reasonable and necessary to protect the legitimate interests of the other Party. If any provision hereof is held invalid or unenforceable, it shall be reformed to the minimum extent necessary to make it enforceable, and the remaining provisions shall remain in full force.

5.12.4.	In the event of a breach or threatened breach of this Section 5.12, the non-breaching Party shall be entitled to seek injunctive relief in addition to any other remedies available at law or in equity, without the need to post a bond or prove actual damages.

5.13       Leak-Out Agreement.

Foresight agrees that, from the date of issuance of any VisionWave Shares or Make-Whole Shares until the date that is thirty-six (36) months following the applicable Closing Date, Foresight shall not, and shall cause its Affiliates not to, sell, dispose of, or transfer (including through short sales, swaps, derivatives, or other hedging transactions that have the economic effect of a sale) in any single trading day a number of VisionWave Shares (including any Make-Whole Shares) exceeding five percent (5%) of the actual daily trading volume of VisionWave Common Stock reported on the Nasdaq Stock Market for that trading day (the “Daily Volume Limit”). For the avoidance of doubt, the Daily Volume Limit shall be calculated based on the actual reported trading volume on the Nasdaq Stock Market on the date of the proposed sale. Foresight shall provide VisionWave with written notice of any proposed sale at least two (2) Business Days in advance and shall certify compliance with this Section 5.13 upon request. VisionWave shall have the right to enforce this Section 5.13 by specific performance, injunctive relief, or any other remedy available at law or in equity, without the need to post a bond or prove actual damages.

Foresight shall maintain complete and accurate records of all sales, transfers, or other dispositions of VisionWave Shares and Make-Whole Shares, including trade confirmations, brokerage statements, settlement records, and any other documentation evidencing such transactions, for a period of at least three (3) years following the date of any such transaction.

Upon reasonable advance written notice (not more than once per calendar quarter, or more frequently if VisionWave has a reasonable belief that a breach of this Section 5.13 has occurred or that a Make-Whole Notice under Section 1.6 is inaccurate), VisionWave (or its designated independent auditor or representative reasonably acceptable to Foresight) shall have the right, during normal business hours and in a manner that does not unreasonably interfere with Foresight’s business operations, to inspect and audit Foresight’s records relating to the sale or transfer of VisionWave Shares and Make-Whole Shares for the purpose of verifying compliance with the Daily Volume Limit and the other restrictions set forth in this Section 5.13. Foresight shall cooperate in good faith with any such audit and shall provide copies of relevant records upon request. If any audit reveals a material breach of this Section 5.13, Foresight shall promptly reimburse VisionWave for the reasonable documented costs and expenses of such audit (including reasonable attorneys’ fees). All information obtained in any such audit shall be treated as Confidential Information.

6.	CONDITIONS TO CLOSING

6.1.	Mutual Conditions

The obligations of each Party to consummate each Closing are subject to the satisfaction (or waiver in writing by both Parties) on or prior to the applicable Closing Date of the following conditions:

6.1.1.	The representations and warranties of the other Party set forth in this Agreement shall be true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, in all respects) as of the Effective Date and as of the applicable Closing Date as though made on and as of such date.

6.1.2.	The other Party shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the applicable Closing Date.

6.1.3.	No Governmental Entity shall have enacted, issued, promulgated, enforced, or entered any Law, order, decree, judgment, injunction, or other legal restraint (whether temporary, preliminary, or permanent) that is in effect and prohibits or makes illegal the consummation of the Transaction or the issuance of shares at such Closing.

6.1.4.	All required regulatory approvals, stock exchange consents (including from Nasdaq for both Parties, including Nasdaq confirmation that the Transaction will not result in a change of control according to applicable Nasdaq rules and from the TASE for Foresight), Foresight Shareholders Approval, VisionWave Stockholder Approval and third-party consents shall have been obtained and remain in full force and effect, without any material adverse conditions.

6.1.5.	For the purposes of Stage 2 Closing only, the Milestone shall have been achieved and certified in accordance with Section 1.5.

6.2.	Additional Conditions to Foresight’s Obligations

The obligations of Foresight to consummate each Closing are subject to the satisfaction (or waiver in writing by Foresight) on or prior to the applicable Closing Date of the following additional conditions: VisionWave shall have delivered to Foresight: (i) the deliverables listed in Section 2.2.1 or Section 2.3.1.1, as applicable; (ii) a good standing certificate from the Delaware Secretary of State dated within five (5) Business Days of the Closing Date; (iii) since the Effective Date, there shall not have occurred any VisionWave Material Adverse Effect; and (iv) VisionWave Common Stock shall remain listed on Nasdaq and shall not be subject to a delisting notice from Nasdaq.

6.3.	Additional Conditions to VisionWave’s Obligations

The obligations of VisionWave to consummate each Closing are subject to the satisfaction (or waiver in writing by VisionWave) on or prior to the applicable Closing Date of the following additional conditions: (a) VisionWave shall have received a fairness opinion from an independent financial advisor confirming that the Transaction (or the applicable Stage) is fair to VisionWave shareholders from a financial point of view; (b) VisionWave obtaining shareholder approval of the Transaction and (c) Foresight shall have delivered to VisionWave: (i) the deliverables listed in Section 2.2.2 or Section 2.3.1.2, as applicable; (ii) since the Effective Date, there shall not have occurred any Foresight Material Adverse Effect and (iii) a certificate of good standing or equivalent from the Israeli Registrar of Companies dated within five (5) Business Days of the Closing Date.

7.	TERMINATION

7.1.	Termination Events. This Agreement may be terminated at any time prior to the Stage 1 Closing:

7.1.1.	By mutual written consent of the Parties;

7.1.2.	By either Party if the Stage 1 Closing has not occurred within one hundred twenty (120) days following the Effective Date, provided that the terminating Party is not then in material breach of this Agreement;

7.1.3.	By either Party if the other Party breaches any representation, warranty, or covenant contained herein in any material respect, and such breach is not cured within thirty (30) days following written notice thereof (or ten (10) days if the breach relates to a payment obligation);

7.1.4.	By either Party if any Governmental Entity issues a final, non-appealable order prohibiting the Transaction; or

7.2.	Effect of Termination. Upon termination pursuant to Section 7.1, this Agreement shall become void and of no further force or effect, except that: (i) the provisions of Sections 5.11 (Confidentiality), 5.12 (Non-Competition and Non-Solicitation), 8 (Indemnification), 10.1 (Governing Law), 10.7 (Expenses), and this Section 7.2 shall survive; (ii) termination shall not relieve any Party from liability for any willful and material breach prior to termination.

8.	INDEMNIFICATION

8.1.	Survival. All representations and warranties contained in this Agreement shall survive each Closing and continue in full force and effect for a period of eighteen (18) months thereafter, except that representations and warranties relating to organization, authorization, capitalization, taxes, employee benefits, environmental matters, and intellectual property (the “Fundamental Representations”) shall survive each Closing and continue in full force and effect for a period of thirty six (36) months thereafter. All covenants and agreements shall survive in accordance with their terms.

8.2.	Indemnification by Foresight. Subject to the limitations in time and amount set forth in this Section 8, Foresight shall indemnify, defend, and hold harmless VisionWave and its Affiliates, officers, directors, employees, agents, successors, and assigns (collectively, the “VisionWave Indemnitees”) from and against any and all losses, damages, liabilities, deficiencies, claims, diminution in value, interest, awards, judgments, penalties, costs, and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising out of or resulting from: (i) any breach or inaccuracy of any representation or warranty made by Foresight herein; (ii) any breach of any covenant or agreement by Foresight; or (iii) any third-party claim relating to Foresight’s pre-Closing operations.

8.3.	Indemnification by VisionWave. Subject to the limitations in time and amount set forth in this Section 8, VisionWave shall indemnify, defend, and hold harmless Foresight and its Affiliates, officers, directors, employees, agents, successors, and assigns (collectively, the “Foresight Indemnitees”) from and against any and all Losses arising out of or resulting from: (i) any breach or inaccuracy of any representation or warranty made by VisionWave herein; (ii) any breach of any covenant or agreement by VisionWave; or (iii) any third-party claim relating to VisionWave’s pre-Closing operations.

8.4.	Limitations.

8.4.1.	Except for claims based on fraud, willful misconduct, or breaches of Fundamental Representations, the aggregate liability of each indemnifying Party under this Section 8 shall not exceed the aggregate value of the shares issued by such Party hereunder (valued as of the applicable issuance date).

8.4.2.	No claim for indemnification shall be made unless the aggregate Losses exceed $100,000 (the “Basket”), in which case indemnification shall be available for all Losses from the first dollar. The Basket shall not apply to claims based on fraud, willful misconduct, or breaches of Fundamental Representations.

8.4.3.	Losses shall be net of any insurance proceeds or third-party recoveries actually received by the Indemnitee (net of costs of recovery).

8.5.	Procedures. The Indemnitee shall promptly notify the indemnifying Party in writing of any claim (a “Claim Notice”), providing reasonable details. The indemnifying Party shall have the right to assume control of the defense of any third-party claim, at its expense, with counsel reasonably acceptable to the Indemnitee. The Indemnitee may participate in the defense at its own expense. No settlement shall be made without the Indemnitee’s consent (not to be unreasonably withheld), unless it provides for a full release of the Indemnitee without admission of liability or ongoing obligations.

8.6.	Exclusive Remedy. Except for fraud, willful misconduct, or equitable relief (including specific performance and injunctive relief) as may be available to enforce any of the provisions of this Agreement, the indemnification provided in this Section 8 shall be the sole and exclusive remedy for any breach of this Agreement.

9.	RESTRICTIONS ON TRANSFER

9.1.	Legends. Each Party understands that the shares issued hereunder are “restricted securities” under the Securities Act and agrees that any certificates or book entries evidencing such shares shall bear the following legend (or a substantially similar legend):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ‘SECURITIES ACT’), OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (2) TO THE ISSUER, (3) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (4) IN A TRANSACTION THAT QUALIFIES FOR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE OR FOREIGN SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE ISSUER.”

9.2.	Removal of Legends. The legend set forth in Section 9.1 shall be removed, and the applicable Party shall issue a certificate (or book entry notation) without such legend to the holder thereof, if: (i) such shares are registered for resale under the Securities Act; (ii) such holder provides the issuer with reasonable assurances (including, if requested, an opinion of counsel) that the shares can be sold pursuant to Rule 144 under the Securities Act without volume or manner-of-sale restrictions; or (iii) such holder provides the issuer with reasonable assurances that the shares have been or are being sold pursuant to Rule 144. The issuer Party shall bear the cost of any such legend removal, including any transfer agent fees.

9.3.	Compliance with Rule 144. Each Party shall use its commercially reasonable efforts to timely file (or obtain extensions and file within the grace period) all reports required under the Exchange Act to enable the other Party to sell the shares received hereunder pursuant to Rule 144.

10.	MISCELLANEOUS

10.1.	Governing Law; Jurisdiction. This Agreement shall be construed and interpreted under and governed by the laws of the State of Delaware (without regard to conflict of laws principles) and be subject to the exclusive jurisdiction of the courts of the State of Delaware or, at VisionWave’s election, binding arbitration under AAA rules in New York, NY, except for Israeli corporate-law matters required by Foresight’s jurisdiction which shall be construed and interpreted under and governed by the laws of the State of Israel and be subject to the exclusive jurisdiction of the courts of Tel-Aviv, Israel. Each Party waives any objection to venue or inconvenient forum and any right to trial by jury. The arbitration shall be conducted by three (3) arbitrators, with each Party appointing one and the two appointees selecting the third. The award shall be final and binding, and judgment thereon may be entered in any court of competent jurisdiction. The prevailing Party shall be entitled to recover its reasonable attorneys’ fees and costs.

10.2.	Entire Agreement. This Agreement, together with the Schedules, Exhibits and the other Transaction Documents, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, including the LOI.

10.3.	Amendments and Waivers. No amendment, modification, or waiver of any provision of this Agreement shall be effective unless in writing and signed by both Parties (or, in the case of a waiver, by the Party against whom the waiver is to be effective). No waiver of any breach shall constitute a waiver of any prior, concurrent, or subsequent breach.

10.4.	Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed given: (i) when delivered personally; (ii) three (3) Business Day after deposit with a nationally recognized overnight courier; (iii) seven (7) Business Days after mailing by certified or registered mail, postage prepaid, return receipt requested; or (iv) upon transmission by email with confirmation of receipt. Notices shall be addressed to the addresses set forth in the preamble hereto, or to such other address as a Party may designate by notice.

10.5.	Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart by facsimile, PDF, or other electronic means shall be effective as delivery of a manually executed counterpart.

10.6.	Severability. If any term or provision of this Agreement is held invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision hereof or invalidate or render unenforceable such term or provision in any other jurisdiction. The Parties shall negotiate in good faith to replace such provision with a valid and enforceable provision that achieves the original intent.

10.7.	Expenses. Except as otherwise expressly provided herein, each Party shall bear its own costs and expenses (including legal, accounting, and advisory fees) incurred in connection with the negotiation, execution, and performance of this Agreement and the Transaction;

10.8.	Assignment; Successors and Assigns. This Agreement shall not be assigned by any Party without the prior written consent of the other Party, except that either Party may assign its rights hereunder to an Affiliate upon notice, provided that the assignee assumes all obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

10.9.	No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties hereto (and the Indemnitees under Section 8) any rights or remedies hereunder.

***

[Signature page to follow]

SIGNATURE PAGE TO SECURITIES EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Securities Exchange Agreement as of the Effective Date.

FORESIGHT AUTONOMOUS HOLDINGS LTD.

By:
Name:	Eli Yoresh
Title:	CFO

VISIONWAVE HOLDINGS, INC.

By:
Name:
Title

APPENDIX - CERTAIN DEFINED TERMS

“ADS” has the meaning set forth in Section 5.6.2.

“Basket” has the meaning set forth in Section 8.4.2.

“Agreement” has the meaning set forth in the preamble.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly Controls, is Controlled by, or is under common Control with such Person.

 ”Business Day” means any day other than a Saturday, Sunday, or a day on which commercial banks in New York, New York, or Tel Aviv, Israel, are authorized or required by Law to close.

 ”Capital Stock” means any and all shares, interests, participations, or other equivalents (however designated) of capital stock or equity interests of a corporation or other entity.

“Claim Notice” has the meaning set forth in Section 8.5.

“Code” has the meaning set forth in Section 4.14.3.

“Closing” has the meaning set forth in Section 1.3.3.

“Closing Date” has the meaning set forth in Section 1.3.3.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Confidential Information” has the meaning set forth in Section 5.11.1.

“Current Management” has the meaning set forth in Section 5.3.1

“Foresight” has the meaning set forth in the preamble.

“Foresight Benefit Plans” has the meaning set forth in Section 3.14.3.

“Foresight Board” has the meaning set forth in Section 5.1.1.

“Foresight Financial Statements” has the meaning set forth in Section 3.7.2.

“Foresight Indemnitees” has the meaning set forth in Section 8.3.

“Foresight Intellectual Property” has the meaning set forth in Section 3.11.1.

“Foresight Ordinary Shares” has the meaning set forth in Section 1.3.1.

“Foresight SEC Documents” has the meaning set forth in Section 3.7.1.

“Foresight Shares” has the meaning set forth in Section 1.3.3.

“Effective Date” has the meaning set forth in the preamble.

“ERISA” has the meaning set forth in Section 4.14.3.

 ”Environmental Laws” means all applicable Laws relating to pollution, protection of the environment, natural resources, or human health and safety as it relates to exposure to hazardous materials, including laws relating to the release, handling, storage, treatment, transportation, or disposal of hazardous materials.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Field of Use” has the meaning set forth in Section 5.12.1.

“Disclosing Party” has the meaning set forth in Section 5.11.1.

“Governmental Entity” means any federal, state, local, or foreign government, or any political subdivision thereof, or any court, administrative or regulatory agency, department, instrumentality, body, or commission or other governmental authority or agency.

“Fundamental Representations” has the meaning set forth in Section 8.1.

 ”Hazardous Materials” means any substance, material, or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” “pollutant,” “contaminant,” “radioactive,” or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“GAAP” has the meaning set forth in Section 3.7.2.

“Intellectual Property” means all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, know-how, software, domain names, and other intellectual property rights, including all registrations and applications therefor.

“Losses” has the meaning set forth in Section 8.2.

“Israeli Securities Law” has the meaning set forth in Section 5.5.3.

“Non-Competition Restricted Period” has the meaning set forth in Section 5.12.1.

 ”Knowledge” means, with respect to a Party, the actual knowledge of its executive officers after due inquiry of those employees reasonably expected to have knowledge of the matter in question.

 ”Law” means any federal, state, local, or foreign statute, law, ordinance, regulation, rule, code, order, judgment, decree, or other requirement or rule of law.

 ”Lien” means any mortgage, pledge, lien, encumbrance, charge, security interest, adverse claim, or restriction on transfer of any kind.

“LOI” has the meaning set forth in the Recitals.

“Make-Whole Notice” has the meaning set forth in Section 1.6.3.

“Make-Whole Shares” has the meaning set forth in Section 1.6.1.

“Material Adverse Effect” means any change, event, circumstance, or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the business, assets, liabilities, financial condition, operations, or results of operations of a Party and its Subsidiaries taken as a whole; or (ii) the ability of a Party to perform its obligations under this Agreement or consummate the Transaction; provided, however, that effects arising or resulting from the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (a) changes or conditions generally affecting the industries or markets in which a Party operates, and changes in the industries in which a Party operates regardless of geographic region (including legal and regulatory changes), (b) acts of war, armed hostilities or terrorism, including the current ongoing wars between US, Israel and Iran, and between Israel and Hizballah, (c) changes in financial, banking or securities markets, (d) any change in, or any compliance with or action taken for the purpose of complying with, any Law or GAAP (or interpretations of any Law or GAAP), (e) resulting from the announcement of this Agreement or the pendency of the Transaction, (f) resulting from the taking of any action required to be taken by this Agreement or (g) changes in U.S. or non-U.S. general economic or political conditions, or in the financial, credit or securities markets in general, including any shutdown of any Governmental Authority; except in each case with respect to clauses (a) through (c), to the extent disproportionately affecting a Party, relative to other companies in the industries in which such Party operates.

“Management Preservation Period” has the meaning set forth in Section 5.3.1.

“Milestone” has the meaning set forth in Section 1.5.1.

“Material Contract” has the meaning set forth in Sections 3.15 and 4.15.

“Parties” and each individually, a “Party,” have the meanings set forth in the preamble.

“Perception Platform” has the meaning set forth in the Recitals.

“Proceeding” has the meaning set forth in Section 3.9.

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“Permit” has the meaning set forth in Sections 3.10 and 4.10.

 ”Person” means an individual, corporation, partnership, limited liability company, trust, association, or other entity.

“Restricted Period” has the meaning set forth in Section 5.7.1.

“Receiving Party” has the meaning set forth in Section 5.11.1.

“Registration Company” has the meaning set forth in Section 5.5.2.

“Perception Budget” has the meaning set forth in Section 5.8.1.

“Registration Statement” has the meaning set forth in Section 5.4.1.

“Shortfall Amount” has the meaning set forth in Section 1.6.3.

“Stage 1 Protected Amount” has the meaning set forth in Section 1.6.1.

“Stage 2 Protected Amount” has the meaning set forth in Section 1.6.1.

“SEC” means the United States Securities and Exchange Commission.

“Securities Law” has the meaning set forth in Section 5.6.1.

“Foresight Shareholders Approval” has the meaning set forth in Section 2.2.

“Stage” has the meaning set forth in Section 1.1.

“Stage 1 Closing” has the meaning set forth in Section 1.3.3.

“Stage 1 Foresight Shares” has the meaning set forth in Section 1.3.1.

“Stage 2 Closing” has the meaning set forth in Section 1.3.3.

“Stage 1 VisionWave Shares” has the meaning set forth in Section 1.3.1.

“Stage 2 Foresight Shares” has the meaning set forth in Section 1.3.2.

“Stage 2 VisionWave Shares” has the meaning set forth in Section 1.3.2.

“Securities Act” means the Securities Act of 1933, as amended.

“TASE” has the meaning set forth in the Recitals.

 ”Subsidiary” means any entity in which a Party owns, directly or indirectly, more than 50% of the voting securities or has the right to elect a majority of the board of directors or equivalent governing body.

 ”Tax” or “Taxes” means all federal, state, local, and foreign taxes, including income, gross receipts, ad valorem, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment, insurance, social security, business license, business organization, environmental, workers compensation, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise, and other taxes imposed by any Governmental Entity, together with all interest, penalties, and additions imposed with respect thereto.

 ”Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto.

“Transaction” has the meaning set forth in Section 1.1.

“Transaction Documents” means this Agreement and any other agreements, certificates, instruments or documents executed and delivered by the Parties in connection herewith.

“Transfer Agent” means Continental Stock Transfer & Trust, VisionWave’s duly registered transfer agent, with an address of 1 State Street, 30th Floor, New York, New York 10004-1561, or any successor transfer agent.

“VisionWave” has the meaning set forth in the preamble.

“VisionWave Benefit Plans” has the meaning set forth in Section 4.14.3.

“VisionWave Common Stock” has the meaning set forth in Section 1.3.1.

“VisionWave Designee” has the meaning set forth in Section 5.1.1.

“VisionWave Financial Statements” has the meaning set forth in Section 4.7.2.

“VisionWave Indemnitees” has the meaning set forth in Section 8.2.

“VisionWave Intellectual Property” has the meaning set forth in Section 4.11.1.

“VisionWave SEC Documents” has the meaning set forth in Section 4.7.1.

“VisionWave Shares” has the meaning set forth in Section 1.3.3.

“VisionWave Stockholder Approval” means the receipt of the necessary vote of VisionWave’s stockholders requires to permit the issuance of the VisionWave Shares, the Make Whole Shares, and any other issuances as contemplated pursuant to this Agreement as may be required under Delaware law or Nasdaq rules.

“VWAV Average Price” has the meaning set forth in Section 1.4.1.